UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

LUBY’S, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 30, 2019, Luby’s, Inc. (the “Company”) filed a Form 8-K (the “Election Results Filing”) with the Securities and Exchange Commission, with the results from its annual meeting of shareholders (the “Annual Meeting”) held in Houston, Texas on January 25, 2019. As indicated in the Election Results Filing, contrary to what Bandera Master Fund L.P. (“Bandera”) stated on its proxy card and in its proxy statement filed with the SEC on December 26, 2018, Bandera did not vote the proxies it held for the Company’s director candidates other than Christopher J. Pappas, Harris J. Pappas, Frank Markantonis and Gasper Mir, III, and instead only voted for its own director candidates.

At the Annual Meeting, the independent inspector of elections (the “Inspector of Elections”) pointed out to representatives of Bandera prior to the closing of the polls that Bandera’s voting was inconsistent with the voting instructions outlined on Bandera’s proxy card. In response, Bandera’s proxy solicitor, who was one of the named proxies in Bandera’s proxy card, explicitly confirmed that he understood and this was how he intended to vote. The Company did not learn about this issue until the Inspector of Elections released the preliminary results three days later, which Bandera chose to certify. The Company’s counsel was not contacted by Bandera’s lawyers about this purported “mistake” until after the certification and public filing of the final vote results. As a legal matter, following the closing of the polls, there was no legal action available to change the vote. The Company’s counsel had explained that to Bandera’s counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2019	LUBY’S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

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